UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026 (February 10, 2026)

SOLV Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43117	33-4537250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16680 West Bernardo Drive

San Diego, CA 92127

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 251-4888

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	MWH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Initial Public Offering

In connection with the initial public offering (the “Offering”) by SOLV Energy, Inc. (the “Company”) of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), described in the prospectus (the “Prospectus”), dated February 10, 2026, filed with the Securities and Exchange Commission on February 11, 2026, pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-292778) (as amended, the “Registration Statement”), the Company entered into the following agreements:

•	the Underwriting Agreement, dated February 10, 2026, by and among the Company and the other parties thereto (the “Underwriting Agreement”);

•	the Tax Receivable Agreement, dated February 10, 2026, by and among the Company and each of the other parties from time to time thereto (the “Tax Receivable Agreement”);

•	the Registration Rights Agreement, dated February 10, 2026, by and among the Company and each of the other parties from time to time thereto (the “Registration Rights Agreement”); and

•	the Amended and Restated SOLV Energy Holdings LLC (“Opco”) Agreement, dated February 10, 2026, by and among the Company and the other parties thereto (the “A&R Opco LLC Agreement”).

Copies of the Underwriting Agreement, the Tax Receivable Agreement, the Registration Rights Agreement and the A&R Opco LLC Agreement are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as those described in, and previously filed as exhibits to, the Registration Statement. Certain parties to certain of these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Persons Transactions” in the Prospectus.

Credit Agreement

On February 12, 2026 (the “Closing Date”), SOLV Energy Acquisition LLC, a Delaware limited liability company (the “Borrower”), SOLV Energy Intermediate Holdings LLC (“Holdings”), a Delaware limited liability company, each an indirect subsidiary of the Company, entered into a credit agreement (the “Credit Agreement”), dated as of February 12, 2026, with KeyBank National Association, as administrative agent, the lenders party thereto and the other parties specified therein.

The Credit Agreement provides for a $200 million revolving credit facility (the “Revolving Credit Facility”). The loans under the Revolving Credit Facility mature on February 12, 2031. The Revolving Credit Facility is guaranteed, subject to customary exceptions, by all of the Borrower’s wholly-owned domestic restricted subsidiaries and Holdings, and is secured by associated collateral agreements that pledge a lien on substantially all of the Borrower’s and the guarantors assets, including fixed assets and intangibles, and the assets of the guarantors, in each case, subject to customary exceptions.

The Revolving Credit Facility bears interest at rates based upon, at the option of the Borrower, either (i) the base rate plus a margin of between 50 and 125 basis points depending on the total net leverage ratio of the Borrower and its restricted subsidiaries on a consolidated basis (the “Total Net Leverage Ratio”) and (ii) a benchmark reference initially based on a forward-looking term SOFR-based rate (“Term SOFR”) plus a margin of between 150 and 225 basis points depending on the Total Net Leverage Ratio. Until the delivery under the Credit Agreement of the financial statements for the first full fiscal quarter ending after the Closing Date, the Revolving Credit Facility will bear interest, at the option of the Borrower, at either (i) the base rate plus a margin of 50 basis points or (ii) Term SOFR plus a margin of 150 basis points. In addition, the Borrower will pay an unused commitment fee of between 20 and 30 basis points on the undrawn commitments under the Revolving Credit Facility, also depending on the Total Net Leverage Ratio.

Under the Credit Agreement, the Borrower (and in certain circumstances, Holdings) and its restricted subsidiaries are subject to customary affirmative, negative and financial covenants, and events of default for facilities of this type (with customary grace periods, as applicable, and lender remedies).

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed as Exhibit 10.6 hereto and incorporated herein by reference.

Item 3.02	Unregistered Shares of Equity Securities

In connection with the consummation of the Offering and the reorganizational transactions described in the Prospectus, including the recapitalization of the Company, (i) the Company issued 91,773, 571 shares of Class A Common Stock to its existing stockholders and (ii) the Company issued 87,141,865 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), to the existing holders of Opco’s limited liability company interests (the “LLC Interests”).

Pursuant to the A&R Opco LLC Agreement, Continuing Equity Owners (other than Management Holders) (each as defined in the Prospectus) may, subject to certain exceptions, at each of their options require Opco to redeem all or a portion of their vested LLC Interests on a quarterly basis (subject to certain limitations) and at other times under certain permitted circumstances, in each case, in exchange for, at the Company’s election, newly issued shares of Class A Common Stock on a one-for-one basis or a cash payment using proceeds from a substantially contemporaneous follow-on offering or secondary offering equal to the price per share of the Class A Common Stock, net of underwriting discounts and/or commissions, sold in such offering for each vested LLC Interest so redeemed, in each case, in accordance with the terms of the A&R Opco LLC Agreement; provided that, at our election, we may effect a direct exchange by the Company for shares of Class A Common Stock or for cash, as applicable, for those vested LLC Interests. The maximum number of shares of Class A Common Stock that will be issued in accordance with the redemptions provided for by the A&R Opco LLC Agreement is 87,141,865.

The information set forth under Item 5.03 below is incorporated herein by reference to this Item 3.02. The issuances in this paragraph were made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors; Committee Composition

Effective February 10, 2026, immediately following the effective time of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), J. Adam Abram, William Jackson, Steven Lerner, Daniel McQuade, David Portnoy, Nancy Stefanowicz and Laura Stern were appointed to the Company’s board of directors (the “Board”). The Board’s committees were also constituted as follows: Messrs. Jackson and McQuade and Ms. Stern will serve on the Audit Committee; Messrs. Sand, Lerner and Jackson and Ms. Stefanowicz will serve on the Compensation Committee; and Messrs. Abram, Portnoy, Lerner and Penn will serve on the Nominating and Corporate Governance Committee.

2026 Equity Incentive Plan

Effective February 10, 2026, the Board and its then sole stockholder adopted and approved the Company’s 2026 Equity Incentive Plan (the “2026 Equity Incentive Plan”) in the form previously filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 11, 2026 (the “Form S-8”), which is attached hereto as Exhibit 10.5 and incorporated by reference herein. For further information regarding the 2026 Equity Incentive Plan, see “Executive and Director Compensation—2026 Equity Incentive Plan” in the Prospectus.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2026, the Charter, substantially in the form previously filed as Exhibit 3.2 to the Registration Statement, and the Company’s Amended and Restated Bylaws (the “Bylaws”), substantially in the form previously filed as Exhibit 3.4 to the Registration Statement, became effective. The Charter, among other things, provides that the Company’s authorized capital stock consists of 1,250,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock and 20,000,000 shares of preferred stock. A description of the material terms of the Company’s capital stock, after giving effect to the adoption of the Charter and Bylaws, has previously been reported by the Company in the Registration Statement. The Charter and Bylaws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On February 10, 2026, the Company announced the pricing of its initial public offering of 20,500,000 shares of its Class A Common Stock at a price to the public of $25.00 per share.

On February 12, 2026, the Company completed the Offering. The Company sold 23,575,000 shares of Class A Common Stock, including 3,075,000 shares of Class A Common Stock after the underwriters exercised in full their option to purchase additional Class A Common Stock from the Company. The Company will use the net proceeds from the offering as set forth in the prospectus. A copy of the Company’s closing press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of SOLV Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on January 16, 2026).

3.2	Amended and Restated Bylaws of SOLV Energy, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 filed on January 16, 2026).

10.1	Underwriting Agreement, dated February 10, 2026, by and among the Company and the other parties thereto.

10.2	Tax Receivable Agreement, dated as of February 10, 2026, by and among the Company and the other parties thereto.

10.3	Registration Rights Agreement, dated as of February 10, 2026, by and among the Company and the other parties thereto.

10.4	Amended and Restated SOLV Energy Holdings LLC Agreement, dated February 10, 2026, by and among the Company and the other parties thereto.

10.5	SOLV Energy, Inc. 2026 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on February 11, 2026).

10.6	Credit Agreement, dated as of February 12, 2026, by and among SOLV Energy Intermediate Holdings LLC, SOLV Energy Acquisition LLC, the lenders party thereto and the other parties specified therein and KeyBank National Association, as administrative agent.

99.1	Press Release, dated February 12, 2026.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

SOLV Energy, Inc.

Date: February 12, 2026
	By:	/s/ Adam Forman
	Name:	Adam Forman
	Title:	Chief Legal Officer